UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

WRAP TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

November 12, 2024

Dear Stockholders of Wrap Technologies, Inc.:

It is our pleasure to invite you to the 2024 Annual Meeting (“Annual Meeting”) of Stockholders of Wrap Technologies, Inc. (the “Company,” “Wrap,” “our” or “we”). The Annual Meeting will be held on 10 a.m. Eastern Time on Monday, December 23, 2024, Eastern Time in a virtual meeting format only. There will be no physical location for stockholders to attend the Annual Meeting. Stockholders will be able to listen, vote, and submit questions, regardless of their physical location, via the internet by registering at a live webcast www.virtualshareholdermeeting.com/WRAP2024.

Details regarding the meeting, the business to be conducted at the Annual Meeting and information about the Company that you should consider when you vote your shares are described in the accompanying Notice of Annual Meeting of Stockholders (“Notice”), the Proxy Statement and the enclosed proxy card. We urge you to review these materials carefully and to vote your shares electronically via the Internet or by completing and returning the proxy card or voting instruction form. Our Proxy Statement and the 2023 Annual Report are available at www.proxyvote.com.

The purpose of the Annual Meeting is to vote on the following:

1.	To elect the five directors named in the Proxy Statement to the Board of Directors (the “Board”) of the Company to serve one-year terms expiring in 2025;

2.	To ratify the appointment of HTL International, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.

To approve a proposed amendment to the Wrap Technologies, Inc. 2017 Equity Compensation Plan, as amended, to increase the aggregate number of shares available for the grant of awards by 7,500,000 shares, to a total of 16,500,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”);

4.

To approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals; and

5.	To transact such other business that is properly presented at the Annual Meeting.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, your vote is important. We encourage you to vote your shares electronically via the Internet or by completing and returning your proxy card prior to the Annual Meeting, in order for your shares to be represented and voted at the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

We urge you to read the accompanying Notice and Proxy Statement carefully and vote in accordance with the Board’s recommendations on all proposals.

Thank you for your continued support of Wrap Technologies, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Scot Cohen

Scot Cohen,
Chief Executive Officer and Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, DECEMBER 23, 2024:
Our official Notice of Annual Meeting of Stockholders and Proxy Statement are available at: www.proxyvote.com

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS OF
WRAP TECHNOLOGIES, INC.

November 12, 2024

TIME: 10 a.m. Eastern Time
DATE: December 23, 2024
PLACE: www.virtualshareholdermeeting.com/WRAP2024

Purposes:

1.	To elect the five directors named in the Proxy Statement to the Board of Directors (the “Board”) of the Company to serve one-year terms expiring in 2025 (“Proposal 1”);

2.	To ratify the appointment of HTL International, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”);

3.

To approve a proposed amendment to the Wrap Technologies, Inc. 2017 Equity Compensation Plan, as amended, to increase the aggregate number of shares available for the grant of awards by 7,500,000 shares, to a total of 16,500,000 shares of Common Stock (“Proposal 3”);

4.

To approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (“Proposal 4”); and

5.	To transact such other business that is properly presented at the Annual Meeting.

Stockholders are referred to the Proxy Statement for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board of Directors recommends a vote “FOR” Proposals 1 - 4.

Who May Vote:

Only stockholders of record as of the close of business on November 5, 2024 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting. You will be able to participate in the virtual Annual Meeting online and vote your shares electronically during the meeting. You will not be able to attend the Annual Meeting in person.

To virtually attend the Annual Meeting, you must be a stockholder of record or beneficial owner as of the close of business on the Record Date. You will be able to virtually attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/WRAP2024 and entering the control number included in your proxy card. Stockholders of record will need their control number to vote at the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting, please call the technical support number available on the virtual meeting page on the morning of the Annual Meeting. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares during the meeting. Beneficial owners of shares held in street name will need to follow the instructions provided by their broker, bank, trustee or other nominee that holds their shares. Stockholders will be also able to submit questions during the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten (10) calendar days before the Annual Meeting at our address above. To the extent office access is impracticable, you may contact our proxy solicitor, Sodali & Co. LLC, toll-free at 800-662-5200 or email at WRAP@investor.sodali.com for alternative arrangements to examine the stockholder list. The email should state the purpose of the request and provide proof of ownership of our voting securities as of the close of business on the Record Date. Whether you plan to attend the Annual Meeting or not, we urge you to vote by following the instructions on your enclosed proxy card and submit your proxy by Internet or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting, pursuant to the directions set forth in the proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Scot Cohen

Scot Cohen,
Chief Executive Officer and Chairman of the Board

TABLE OF CONTENTS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Annual Meeting to be Held on December 23, 2024	1
Important Information About the Annual Meeting and Voting	2
Security Ownership of Certain Beneficial Owners and Management	8
Management and Corporate Governance	11
Certain Relationships and Related Person Transactions	19
Executive Officer and Director Compensation	20
Proposal No. 1 - Election of Directors	33
Report of Audit Committee	34
Proposal No. 2 - Independent Registered Public Accounting Firm	35
Proposal No. 3 - Approval, on an Advisory Basis, of the Compensation Paid to Our Named Executive Officers	37
Proposal No. 4 - Approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split	44

Proposal No. 5  -  Adjournment of the Annual Meeting, if Necessary, to Solicit Additional Proxies if there are Insufficient Votes at the Time of the Annual Meeting to Approve One or More Proposals Presented at the Annual Meeting

Other Matters	45
Stockholder Communications to the Board	45
Stockholder Proposals and Nominations for Director	45
Annex A - Certificate of Amendment of Amended and Restated Certificate of Incorporation of Wrap Technologies, Inc..

Wrap Technologies, Inc.
1817 W 4th Street
Tempe, Arizona 85281

PROXY STATEMENT FOR THE
WRAP TECHNOLOGIES, INC.

2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 23, 2024

This Proxy Statement, along with the Notice of Annual Meeting of Stockholders, contains information about the 2024 Annual Meeting of Wrap Technologies, Inc., including any adjournments or postponements thereof. We are holding the Annual Meeting at 10 a.m. Eastern Time, on Monday, December 23, 2024, in virtual format at www.virtualshareholdermeeting.com/WRAP2024.

In this Proxy Statement, we refer to Wrap Technologies, Inc. as “Wrap,” “the Company,” “we” and “us.”

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about November 12, 2024, we began sending proxy materials to stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER ANNUAL MEETING
TO BE HELD ON DECEMBER 23, 2024

This Proxy Statement, our Notice of Annual Meeting of Stockholders and our 2023 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

Additionally, you can find a copy of our 2023 Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://ir.wrap.com/.

The executive offices of the Company are located at, and the mailing address of the Company is, 1817 W 4th Street, Tempe, Arizona 85281.

At the 2024 annual meeting of stockholders (the “Annual Meeting”), the Company expects the following matters to be acted upon:

1.	To elect the five directors named in the Proxy Statement to the Board of Directors (the “Board”) of the Company to serve one-year terms expiring in 2025 (“Proposal 1”);

2.	To ratify the appointment of HTL International, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”);

3.

To approve a proposed amendment to the Wrap Technologies, Inc. 2017 Equity Compensation Plan, as amended, to increase the aggregate number of shares available for the grant of awards by 7,500,000 shares, to a total of 16,500,000 shares of Common Stock (“Proposal 3”);

4.

To approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (“Proposal 4”); and

5.	To transact such other business that is properly presented at the Annual Meeting.

The Board unanimously recommends that you vote “FOR” items 1, 2, 3 and 4.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors (the “Board”) of Wrap Technologies, Inc. is soliciting your proxy to vote at the 2024 annual meeting of stockholders to be held on Monday, December 23, 2024 at 10 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/WRAP2024, and any postponement or adjournments of the meeting (the “Annual Meeting”). This proxy statement (this “Proxy Statement”) along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. We have also retained Sodali & Co. LLC (“Sodali”) to assist it in the solicitation of proxies for the Annual Meeting. Sodali will solicit proxies our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Sodali will receive a fee of $15,000, plus approved and reasonable out of pocket expenses, for its services for the solicitation of the proxies for our Annual Meeting. We have also agreed to indemnify Sodali against certain claims.

Who Can Vote?

Only stockholders who owned shares of our Common Stock or shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), as of the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 45,882,902 shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting and 8,207 shares of Series A Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting, and, pursuant to the terms of the Series A Preferred Stock as set forth in the certificate of designations for the Series A Preferred Stock, the holders of the Series A Preferred Stock are entitled to an aggregate of 5,804,102 votes on the proposals described in this Proxy Statement.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Common Stock that you own entitles you to one vote. Pursuant to the terms of the Series A Preferred Stock as set forth in the certificate of designations for the Series A Preferred Stock, as amended (and subject to certain beneficial ownership limitations as set forth therein), the holders of Series A Preferred Stock are entitled to 5,804,102 votes on the proposals described in this Proxy Statement. There is no cumulative voting.

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

Proposal 1: To elect the five directors named in this Proxy Statement to the Board to serve until the annual meeting of stockholders in 2025 or until each one’s respective successor has been duly elected and qualified;

Proposal 2: To ratify the appointment of HTL International, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

Proposal 3: To approve a proposed amendment to the Wrap Technologies, Inc. 2017 Equity Compensation Plan (as amended, the “2017 Plan”), to increase the aggregate number of shares available for the grant of awards by 7,500,000 shares, to a total of 16,500,000 shares of Common Stock (“Incentive Plan Amendment Proposal”);

Proposal 4: To approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal”); and

To consider and act upon any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet. You may specify whether your shares should be voted for all director nominees or you may withhold your vote as to one or more director nominees. You may specify whether your shares should be voted for, against or abstain with respect to Proposals 2-4. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Colonial Stock Transfer, or you have stock certificates registered in your name, you may vote:

●

By Internet. If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your voting instruction card. Have your proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on December 22, 2024.

●

By mail. You can vote by mail by completing, signing, dating and returning your proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

●

Virtually at the meeting. You will also be able to vote your shares electronically by participating in the virtual Annual Meeting. To participate in the virtual Annual Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials.

If your shares are held in “street name” (held in the name of a bank, broker, nominee or other holder of record), you will receive instructions from the holder of record. You must follow the instructions provided to you by the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to virtually vote your shares at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

●	“FOR” the election of each nominee for director;

●	“FOR” the ratification of the appointment of HTL International, LLC as our independent registered public accounting firm for our fiscal year ending December 31, 2024;

●	“FOR” the Incentive Plan Amendment Proposal; and

●	“FOR” the Adjournment Proposal.

What Happens if Additional Matters are Presented at the Annual Meeting?

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with their best judgment. At the time this Proxy Statement was first made available, we knew of no matters to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

You may change or revoke your proxy at any time before polls close at the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●

if you submitted a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above, or by voting by Internet on a date later than the prior proxy;

●

by notifying the Company by filing, with our Corporate Secretary at our executive offices, located at 1817 W 4th Street, Tempe, Arizona 85281, a notice of revocation or another signed proxy with a later date; or

●	by attending the virtual Annual Meeting and voting electronically. Attending the virtual Annual Meeting will not in and of itself revoke a previously submitted proxy.

Your most current vote, whether by Internet, proxy card or at the Annual Meeting is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one Proxy Statement and proxy card or voting instruction card if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2) and on the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the proposals presented at the Annual Meeting (Proposal 4), without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors (Proposal 1) or on the Incentive Plan Amendment Proposal (Proposal 3). Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on Proposals 1 or 3, no votes will be cast on these proposals on your behalf. If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors or on the proposal relating to executive compensation.

What Constitutes a Quorum for the Annual Meeting?

The presence, by virtual attendance or by proxy, of the holders of one-third of the outstanding shares of the Company entitled to vote, represented in person or by proxy, at the Annual Meeting, is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting by virtual attendance or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Assuming the presence of a quorum:

Proposal 1: Elect Directors

Directors are elected by a plurality of the votes of the issued and outstanding shares of capital stock of the Company present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. “WITHHOLD” votes and broker non-votes will have no effect on the results for the election of directors.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the stock having voting power present by virtual attendance or represented by proxy is required to ratify the appointment of our independent registered public accounting firm. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the ratification of the independent registered public accounting firm. Because the ratification of the independent registered public accounting firm is considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to the ratification of the independent registered public accounting firm unless you instruct them otherwise. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of HTL International, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024, our Audit Committee of our Board will reconsider its appointment.

Proposal 3: The Incentive Plan Amendment Proposal

The affirmative vote of the holders of a majority of the stock having voting power present by virtual attendance or represented by proxy is required to approve the Incentive Plan Amendment Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Incentive Plan Amendment Proposal. Broker non-votes will have no effect on the results for the Incentive Plan Amendment Proposal.

Proposal 4: The Adjournment Proposal

The affirmative vote of the holders of a majority of the stock having voting power present by virtual attendance or represented by proxy is required to approve the Adjournment Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Adjournment Proposal.

Because the Adjournment Proposal is considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to the Adjournment Proposal unless you instruct them otherwise. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have no effect on the results for the Adjournment Proposal.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Broadridge Financial Solutions, Inc., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.

Who Counts the Votes?

All votes will be tabulated by Broadridge Financial Solutions, Inc., the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish the voting results in a Current Report on Form 8-K (the “Form 8-K”), which we expect to file with the SEC within four business days of the Annual Meeting. If final results are unavailable when we file the Form 8-K, then we will file an amendment to the Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to our stockholders with respect to any of the proposals described above to be brought before the Annual Meeting.

What Are the Costs of Soliciting these Proxies?

Our Board is asking for your proxy and we will pay all of the costs of soliciting these proxies. In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have also retained Sodali to assist it in the solicitation of proxies for the Annual Meeting. Sodali will solicit proxies our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Sodali will receive a fee of $15,000, plus approved and reasonable out of pocket expenses, for its services for the solicitation of the proxies for our Annual Meeting. We have also agreed to indemnify Sodali against certain claims.

When will the next stockholder advisory vote on executive compensation occur?

At our 2023 annual meeting of stockholders, we submitted to stockholders an advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years. “Three Years” was the frequency that received the highest number of votes. In light of such outcome, we hold an advisory vote on executive compensation every three years (with the last vote having occurred in 2023). The next “say-on-pay” vote is expected to occur at the annual meeting of our stockholders in 2026.

The next time we will submit to stockholders an advisory vote on the frequency of the advisory vote on executive compensation will be at the annual meeting of our stockholders in 2029.

Attending the Annual Meeting

The Annual Meeting will be held at 10 a.m. Eastern Time on Monday, December 23, 2024, virtually at www.virtualshareholdermeeting.com/WRAP2024. To be admitted to the Annual Meeting, you must enter the control number on your proxy card. You also may vote online by following the instructions provided on the meeting website during the Annual Meeting.

The meeting webcast is expected to begin promptly at 10 a.m. Eastern Time on December 23, 2024. Online access will begin at 9:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time. If you require technical support, please visit www.virtualshareholdermeeting.com/WRAP2024 and click on the “Support” link to view answers to commonly asked technical questions. A phone number for technical support will be available on the day of the meeting and will be posted on the “Support” page.

Householding of Annual Disclosure Documents

Pursuant to SEC rules, either us or your bank, broker or other nominee will send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your bank, broker or other nominee believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The SEC rules apply to our Annual Reports on Form 10-K, proxy statements and information statements. Once you receive notice from your bank, broker or other nominee or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of the Company’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

1.

If your shares of the Company are registered in your own name, please contact our transfer agent, Colonial Stock Transfer, and inform them of your request by calling them at +1 (801) 355-5740 or writing them at 7840 S 700 E, Sandy, UT 84070.

2.

If a bank, broker or other nominee holds your shares of the Company, please contact the bank, broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided on your proxy card.

Who Can Help Answer My Questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact our proxy solicitor, Sodali & Co. LLC at:

Sodali & Co. LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

(800)-662-5200

WRAP@investor.sodali.com

You will also be able to submit questions during the Annual Meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our voting securities as of the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise noted, the address for each person named in the table is c/o Wrap Technologies, Inc., 1817 W 4th Street, Tempe, Arizona 85281.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Class(2)	Number of Shares of Series A Preferred Stock Beneficially Owned(1)	Percentage of Class(2)	Total Voting Power
5% Stockholders
Elwood G. Norris(3)	6,451,957	14.02%	-	*	12.45%
Iroquois Capital Management L.L.C.(4)	2,409,807	4.99%	2,335	28.45%	3.19%
Intracoastal Capital LLC (5)	2,409,807	4.99%	1,698	20.69%	2.78%
Scot Cohen/V4 Global LLC (6)	8,917,987	17.79%	3,000	36.55%	13.16%
FBH Investment Holding (7)	689,655	1.49%	500	6.09%	*
Named Executive Officers and Directors
Scot Cohen/V4 Global LLC (6)	8,917,987	17.79%	3,000	36.55%	13.16%
Jared Novick	-	*	-	-	*
Kevin Mullins (8)	498,421	1.09%	-	-	*
Chris DeAlmeida (9)	156,601	*	-	-	*
TJ Kennedy (10)	247,430	*	-	-	*
Glenn Hickman (11)	85,321	*	-	-	*
Bruce Bernstein (12)	174,554	*	-	-	*
Marc Savas(13)	174,454	*	-	-	*
Rajiv Srinivasan(14)	47,616	*	-	-	*
Vice Admiral Tim Szymanski(15)	47,616	*	-	-	*
All directors and executive officers as a group (5 persons)	9,362,227	18.57%	3,000	36.55%	13.46%

*

represents ownership of less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares set forth in the above table.

(2)

A total of 45,882,902 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of the Record Date and 8,207 shares of Series A Preferred Stock are outstanding as of the Record Date, which such outstanding Series A Preferred Stock as of the Record Date are entitled to an aggregate of approximately 5,804,102 votes.

(3)

Based on the Schedule 13D/A filed jointly with the SEC on March 9, 2021, by the Norris Family 1997 Trust (the “Norris Trust”), Elwood G. Norris and Stephanie A. Norris and certain information made available to the Company. The shares of Common Stock are directly held by the Trust and Mr. Norris. The shares of Common Stock directly held by Mr. Norris and the Norris Trust are also indirectly beneficially owned by Stephanie A. Norris, as a trustee of the Norris Trust. The amount reported herein consists of (i) 6,301,957 shares of Common Stock, and (ii) stock options to purchase 150,000 shares of Common Stock. The address of each of the parties herein is 15891 Blue Crystal Trail, Poway, CA 92064.

(4)

Based on certain information made available to the Company. The securities reported herein are directly held by Iroquois Capital Investment Group LLC (“ICIG”) and Iroquois Master Fund, Ltd (“IMF”). Represents (i) 2,586,207 shares of Common Stock issuable upon exercise of certain warrants that were exercisable as of the Record Date or will be exercisable within 60 days thereafter (subject to a 4.99% beneficial ownership blocker), and (ii) 2,335 shares of Series A Preferred Stock, convertible into up to approximately 1,610,345 shares of Common Stock within 60 days of the Record Date (subject to a 4.99% beneficial ownership blocker).

Iroquois Capital Management L.L.C. (“ICM”) is the investment manager of IMF. ICM has voting control and investment discretion over securities held by IMF. As Managing Members of ICM, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of ICM in its capacity as investment manager to IMF. Mr. Abbe is the managing member of ICIG. Mr. Abbe has sole voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICIG. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICM and IMF.

The address for each of IMF and ICIG is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(5)

Based on certain information made available to the Company. Represents (i) 1,241,379 shares of Common Stock issuable upon exercise of certain warrants that were exercisable as of the Record Date or will be exercisable within 60 days thereafter (with certain warrants subject to a 4.99% beneficial ownership blocker), and (ii) 1,698 shares of Series A Preferred Stock, convertible into up to approximately 1,171,034 shares of Common Stock within 60 days of the Record Date (subject to a 4.99% beneficial ownership blocker).

Mitchell P. Kopin and Daniel B. Asher are each managers of Intracoastal Capital LLC (“Intracoastal”) and have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal Capital LLC.

The principal business office of Mr. Kopin and Intracoastal is 245 Palm Trail, Delray Beach, Florida 33483 and the principal business office of Mr. Asher is 111 W. Jackson Boulevard, Suite 2000, Chicago, Illinois 60604.

(6)

Based on certain information made available to the Company. Represents (i) 4,679,906 shares of Common Stock, (ii) 100,000 shares of Common Stock underlying stock options that were vested as of the Record Date, or will vest within 60 days thereafter, (iii) 149 shares of Common Stock underlying RSUs that were vested as of the Record Date, or will vest within 60 days thereafter, (iv) 2,068,966 shares of Common Stock issuable upon exercise of certain warrants that were exercisable as of the Record Date or will be exercisable within 60 days thereafter, and (v) 3,000 shares of Series A Preferred Stock, convertible into up to approximately 2,068,966 shares of Common Stock within 60 days of the Record Date.

Mr. Cohen has voting and dispositive control with respect to the securities held by V4 Capital Partners, LLC (“V4 Capital”) and V4 Global, LLC (“V4 Global”). As a result, Mr. Cohen may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by V4 Capital and V4 Global.

The principal business address of V4 Capital, V4 Global and Mr. Cohen is 445 Grand Bay Drive, Apt. P1A, Key Biscayne, FL 33149.

(7)

Based on certain information made available to the Company. Represents (i) 344,827 shares of Common Stock issuable upon exercise of certain warrants that were exercisable as of the Record Date or will be exercisable within 60 days thereafter (with certain warrants subject to a 4.99% beneficial ownership blocker), and (ii) 500 shares of Series A Preferred Stock, convertible into up to approximately 344,828 shares of Common Stock within 60 days of the Record Date (subject to a 4.99% beneficial ownership blocker).

The principal business address of FBH Investment Holding is 45 Main Street, Suite 804, Brooklyn N.Y. 11201.

(8)	Represents (i) 483,421 shares of Common Stock and (ii) and 118,915 shares of Common Stock underlying stock options that were vested as of the Record Date, or will vest within 60 days thereafter.

(9)	Represents 156,601 shares of Common Stock.

(10)	Represents (i) 232,430 shares of Common Stock and (ii) 15,000 shares of Common Stock underlying stock options that may be exercised of the Record Date, or will vest within 60 days thereafter.

(11)	Represents 85,321 shares of Common Stock.

(12)

Represents (i) 48,706 shares of Common Stock, (ii)122,500 shares of Common Stock underlying stock options that were vested as of the Record Date, or will vest within 60 days thereafter, and (iii) 3,348 shares of Common Stock underlying RSUs that were vested as of the Record Date, or will vest within 60 days thereafter.

(13)

Represents (i) 48,606 shares of Common Stock, (ii) 122,500 shares of Common Stock underlying stock options that were vested as of the Record Date, or will vest within 60 days thereafter and (iii) 3,348 shares of Common Stock underlying RSUs that were vested as of the Record Date, or will vest within 60 days thereafter.

(14)

The amount reported herein consists of (i) 29,370 shares of Common Stock, (ii) 15,000 shares of Common Stock underlying stock options that were vested as of the Record Date, or will vest within 60 days thereafter and (iii) 3,246 shares of Common Stock underlying RSUs that were vested as of the Record Date, or will vest within 60 days thereafter.

(15)

Represents (i) 29,370 shares of Common Stock, (ii) 15,000 shares of Common Stock underlying stock options that were vested as of the Record Date, or will vest within 60 days thereafter and (iii) 3,246 shares of Common Stock underlying RSUs that were vested as of the Record Date, or will vest within 60 days thereafter.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

The Company’s Board of Directors (the “Board”) is currently composed of five members of the Board. Under the amended and restated Bylaws of the Company, the number of Directors will be fixed by the Board or the stockholders at an annual meeting of the stockholders, and directors serve until the next annual election and their successors are duly elected and qualified, or until their earlier resignation, removal or death.

Below is a list of the names, ages and positions of the individuals who currently serve as our Directors and are Director nominees to be elected at the Annual Meeting.

Name	Age	Position
Scot Cohen	54	Chief Executive Officer and Executive Chairman of the Board
Bruce Bernstein(1)(2)	60	Director
Marc Savas(1)(3)	56	Director
Rajiv Srinivasan(1)(2)(3)	38	Director
Vice Admiral Tim Szymanski(2)(3)	61	Director

(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Nominating Committee.

Director Biographies

Information concerning our Director nominees is set forth below. The biographical description of each Director nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a Director.

Scot Cohen - Mr. Cohen cofounded the Company in March 2016, and has previously served as a non-independent Director of the Company from June 2021 until October 2023 and Executive Chairman of the Company from July 2017 until June 2021 and then again beginning in October 2023, and currently serves as Chief Executive Officer, Principal Executive Officer and interim Principal Financial Officer and Principal Accounting Officer. Mr. Cohen has over 20 years of experience in institutional asset management, wealth management, and capital markets. He currently manages several operating partnerships that actively invest in the energy sector in addition to maintaining an active investment portfolio in various public companies, early-stage private companies, hedge funds and alternative assets including real estate. Mr. Cohen is the Founder and Managing Partner of V3 Capital Partners, a private investment firm focused on early-stage companies primarily in the consumer products industry, and Co-Manager of Red Fortune Fund, a private equity fund based in Hong Kong. Mr. Cohen also is the Founder of Petro River Oil, LLC and Chairman of Petro River Oil Corp. (OTCBB: PTRC), a publicly traded oil and gas producer with assets in Kansas and Oklahoma, and Petro Spring LLC, a global oil and gas technology solutions provider. Prior to creating V3 Capital Partners, Mr. Cohen was the Founder and Managing Partner at Iroquois Capital Opportunity Fund, a special situations private equity investment fund, and a Co-Founder of Iroquois Capital, a hedge fund with investments in small and micro-cap private and public companies. Mr. Cohen currently serves on the board of directors of Charlie’s Holding, Inc. (OTCQB: CHUC), and has served as Executive Chair of the board of directors of Petro River Oil Corp. since 2012. Mr. Cohen earned his Bachelor of Science degree from Ohio University in 1991.

The Board believes Mr. Cohen’s success with multiple private investment firms, his extensive contacts within the investment community and financial expertise strengthens the Company’s efforts to raise capital to fund the continued implementation of its business plan.

Bruce Bernstein - Mr. Bernstein was appointed as a director of the Company in April 2023. Mr. Bernstein has over thirty-five years of experience in the securities industry, primarily as senior portfolio manager for two alternative finance funds as well as in trading and structuring of arbitrage strategies. Mr. Bernstein has served as President of Rockmore Capital, LLC since 2006, the manager of a direct investment and lending fund with peak assets under management of $140 million. Previously, he served as Co-President of Omicron Capital, LP, an investment firm based in New York, which he joined in 2001. Omicron Capital focused on direct investing and lending to public small cap companies and had peak assets under management of $260 million. Prior to joining Omicron Capital, Mr. Bernstein was with Fortis Investments Inc., where he was Senior Vice President in the bank’s Global Securities Arbitrage business unit, specializing in equity structured products and equity arbitrage and then President in charge of the bank’s proprietary investment business in the United States. Prior to Fortis, Mr. Bernstein was Director in the Equity Derivatives Group at Nomura Securities International specializing in cross-border tax arbitrage, domestic equity arbitrage and structured equity swaps. Mr. Bernstein started his career at Kidder Peabody, where he rose to the level of Assistant Treasurer. Mr. Bernstein serves as a member of the Board of Directors of Xwell, Inc. (Formerly XpresSpa Holdings, Inc.) the leading airport spa company in the world, based in New York, serves as a Director for Neurotrope since November 14, 2016 and, Petros Pharmaceuticals, Inc. Mr. Bernstein holds a Bachelor of Business Administration from City University of New York (Baruch).

The Board believes that Mr. Bernstein’s experience in finance, audit, capital markets and in advising public companies provides significant benefit to the Company and as a member of the Board.

Marc Savas - Mr. Savas was appointed as a director of the Company in April 2023. Mr. Savas has over 35 years of experience in accelerating revenue for companies, and is skilled in developing and guiding leadership teams, executing tactical, strategic and technical plans, and brings a comprehensive understanding of organizational efficiency. Mr. Savas currently serves as President of Vector97, a privately held waste hauling and recycling consulting firm, since February 2012. He has overseen Vector97 from a startup company through engineering its sale to SIB in June of 2022. Mr. Savas remains President of Vector97 and has joined the SIB leadership team. He currently serves as a Director of SRAX since October 2015. Previously, he founded Unfair Advantage, Inc. and Living Full Blast, Inc., a management and efficiency consulting firm serving the Venture Capital and Legal vertical markets serving as Chief Executive officer until January 2012. Mr. Savas has also served as a member of the Board of Directors of Motivational, Inc., a charitable organization, from July 2020 to present, and as a member of the Board of Directors of RMP, a charitable organization, from December 2022 to present. Mr. Savas holds a Bachelor of Science in Marketing from Northern Arizona University of Flagstaff Arizona, and completed the Executive Development Program of the Marshall School of Business of the University of Southern California.

The Board believes that Mr. Savas’ experience in organizational efficiency and effectiveness, together with his extensive knowledge in finance, scalability and implementing successful business strategies, makes him a valuable member of the Board.

Rajiv Srinivasan - Mr. Srinivasan was appointed director in October 2023. Mr. Srinivasan served at LinkedIn by Microsoft (NYSE:MSFT) from 2019 to 2023, as the Director of the NAMER Globals Program from 2021 to 2023, and the Director of Global Clients from 2019 to 2021. Prior to that, he served as a Global Account manager at VMware (NYSE: VMW) from 2016 to 2019, and as a sales manager at MobileIron (NYSE: MOBL) from 2013 to 2015. Mr. Srinivasan’s startup experience includes Investor and Sales Advisor at Nirmata since 2017, Interim VP of Sales at Intuition Machines during 2022, Interim VP of Sales at Myally from 2018 to 2020 and Co-Founder and Head of Sales at Morta Security from 2011 to 2013. Mr. Srinivasan served as a Captain of the U.S. Army from 2004 to 2011 and is a contributor and commentator on miliary and veterans affairs, is on the board of directors and finance committee of Families Against Mandatory Minimums, a lobby to end mass incarceration, and is a Resource & Development Board Member on the California Council on Science and Technology. Mr. Srinivasan earned a Bachelor of Science in Arabic and Comparative Politics from the U.S. Military Academy, a Master of Science in Applied Mathematics with a focus on Data Science and Numerical Methods from Columbia University, and a Masters of Business Administration from the Wharton School of Business.

The Board believes that Mr. Srinivasan’s experience in technology based companies and early stage growth firms, together with his extensive knowledge and experience in implementing successful business strategies, makes him a valuable member of the Board.

Vice Admiral Tim Szymanski - Mr. Szymanski was appointed a director in October 2023. Mr. Szymanski is a distinguished retired United States Navy vice admiral, with thirty-seven years of military service. Mr. Szymanski currently provides consulting services to Pallas Advisors as a principal, a strategic advisory firm specializing in navigating complex national and international security dynamics, which he joined in August 2023, Odyssey Group International, Inc., Senseye, Inc., and Q30 Sports Science, LLC. Mr. Szymanski further serves as an advisor for Cohen Veterans Bioscience on the Veteran Advisory Committee, at NanoDx Inc. on the Military Advisory Board, and at Verkada Inc., on the Federal Advisory Board. Prior to his retirement from the United States Navy, Mr. Szymanski last served as deputy commander of United States Special Operations Command and as the Commander of Naval Special Warfare (NSW). Mr. Szymanski also served on the Joint Staff as the J3 deputy directorate for Special Operations, as the Global War on Terror branch chief and as chief staff officer of Pakistan-Afghanistan Coordination Cell. Mr. Szymanski currently serves on the Military Advisory Board of Odyssey Health, Inc. Mr. Szymanski graduated from the United States Naval Academy in 1985. He completed a Master of Joint Campaign Planning and Strategy at the Joint Advanced Warfighting School. The Board believes that Vice Admiral Szymanski’s experience in organizational efficiency and effectiveness, together with his military leadership experience, makes him a valuable member of the Board.

Executive Officers

Below is a list of the names, ages, positions and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position
Scot Cohen	54	Chief Executive Officer and Executive Chairman of the Board
Jared Novick	40	Chief Operating Officer

Executive Officer Biographies

The principal occupation and business experience for at least the past five years for our executive officers is as follows:

Jared Novick - Mr. Novick joined the Company as Chief Operating Officer in December 2023. From June 2023 to December 2023, Mr. Novick served as Chief Operating Officer and Senior Vice President of Strategy and Special Projects at Sidus Space, Inc. (NASDAQ:SIDU), where he oversaw diverse areas such as manufacturing, sales, product development, supply chain management, marketing, and human resources. Since 2018, he has also served on the Board of Advisors at BlueVoyant LLC (“Blue Voyant”), where he also served as Head of Strategy from 2017 until 2018. Before his tenure in public companies, Mr. Novick experienced success with two early-stage technology ventures, each culminating in notable exits. He co-founded and served as Chief Executive Officer of BitVoyant, a cybersecurity threat monitoring product and service provider for commercial enterprises, later acquired by cybersecurity unicorn BlueVoyant. Additionally, he founded and led CurvedSkies LLC, serving as Chie Executive Officer of a professional services firm catering to classified U.S. Federal Government customers in the aerospace and defense sectors. Mr. Novick's professional career includes significant roles as a U.S. Intelligence Community Civil Servant and a contractor for Special Projects to the Office of the Secretary of Defense. He collaborated extensively with the U.S. Intelligence Community, the Department of Defense, and international partners to then deploy and operationally support critical National Security challenges across South America, Central-Asia and Africa. In the early stages of his career, Mr. Novick trained as a NASA Aircrew Member, operating High-Altitude Technologies above 60,000 feet and necessitating NASA pressure suit operations. He has logged over 2,000 hours of flight time in various fixed-wing aircrafts. During Operation Enduring Freedom, he accumulated over 400 combat flight hours while supporting special military units of the Special Operations community. Mr. Novick actively contributes to board activities, including a gubernatorial appointment by Florida Governor Ron DeSantis to the Department of Business & Professional Regulation. Mr. Novick holds a Bachelor of Arts in Physics from the University of Florida in Gainesville.

Mr. Cohen’s biography is incorporated by reference from page 11 of this Proxy Statement.

There is no arrangement or understanding between any of the directors or officers identified above and any other person pursuant to which he was selected as a director or officer. None of the directors or officers identified above is, or has been, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as described in Certain Relationships and Related Person Transactions below.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Board Diversity

We have no formal policy regarding Board diversity. Our Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, our results of operations and financial condition and relative standing in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

The following Board Diversity Matrix presents certain diversity statistics, as voluntarily self-identified by our directors, in accordance with Nasdaq Listing Rule 5606.

Board Diversity Matrix for Wrap Technologies, Inc.
	As of 11/05/2024
Total Number of Directors	5
Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender

Directors		5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Director Independence

Our Board has reviewed the independence of our directors based on the listing standards of the Nasdaq Stock Market (“Nasdaq”). Based on this review, the Board of Directors determined that Messrs. Bernstein, Savas, Srinivasan and Vice Admiral Szymanski are independent, as defined in Rule 5605(a)(2) of the Nasdaq rules. In making this determination, our Board considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Committees and Meetings

During the fiscal year ended December 31, 2023, the Board held four (4) meetings. Each director attended at least 75% of all Board and applicable committee meetings in fiscal year 2023. The Board has adopted a policy under which each member of the Board is encouraged to attend each annual meeting of our stockholders, and all of our directors attended our last annual meeting of stockholders in December 2023.

Our Board currently has three standing committees which consist of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Board has adopted written charters for each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, copies of which are publicly available on our website at https://ir.wrap.com/ under the “Governance” tab. Our Board may establish other committees from time to time as it deems necessary or appropriate.

Audit Committee

The Audit Committee held four (4) meetings in 2023. The Audit Committee assists our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy that the accountants are independent of management. The Audit Committee currently consists of Messrs. Bruce Bernstein, Savas and Srinivasan, with Mr. Bernstein serving as the Chair of the Audit Committee, each of whom is a non-management member of our Board that we believe meets the criteria for independence under the applicable Nasdaq rules and SEC rules and regulations. Our Board has determined that Mr. Bernstein is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication under the applicable rules and regulations of Nasdaq. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.

Compensation Committee

The Compensation Committee held three (3) meetings in 2023. The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers the 2017 Plan. The Compensation Committee currently consists of Messrs. Szymanski, Bernstein and Srinivasan with Mr. Bernstein serving as Chair of the Compensation Committee, each of whom is a non-management member of our Board that we believe meets the criteria for independence under the applicable Nasdaq rules and SEC rules and regulations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held three (3) meetings in 2023. The Nominating and Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the full Board concerning corporate governance matters. The Nominating and Governance Committee currently consists of Messrs. Savas, Srinivasan and Szymanski, with Mr. Savas serving as Chair of the Nominating and Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with the Nasdaq rules and SEC rules and regulations.

Nomination and Election of Directors

The Nominating and Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the full Board concerning corporate governance matters. Both the Nominating and Corporate Governance Committee and the Board seek the talents and backgrounds that would be most helpful to the Company in selecting director nominees. The Board believes diversity of background provides for a variety of points of view, improves the quality of dialogue, and contributes to a more effective decision-making process. The Board also monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

The Nominating and Corporate Governance Committee has adopted a formal policy regarding stockholder recommendations of director nominees, included in the Nominating and Corporate Governance charter available in the “Investors” section on our website at https://ir.wrap.com/. The Nominating and Corporate Governance Committee considers any timely submitted and qualified director candidates recommended by any security holder entitled to vote in an election of Directors. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee must do so by delivering a written recommendation to the Nominating and Corporation Governance Committee c/o Wrap Technologies, Inc., 1817 W 4th Street, Tempe, Arizona 85281. The submission must set forth: (1) the name and address, including telephone number, of the recommending; (2) the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the submission; (3) if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held; (4) a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders; (5) information required by Item 401 of Regulation S-K (generally providing for disclosure of the name, address, and business experience for the past five years of the proposed nominee, as well as information regarding certain types of legal proceedings within the past five years involving the nominee); (6) information required by Item 403 of Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of the Company); and (7) information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions between the Company and the proposed director nominee valued in excess of the lesser of $120,000 or one percent of the average of the Company’s total asset at year end for the last two fiscal years and disclosure of certain other types of business relationships with the Company).

The Nominating and Corporate Governance Committee evaluates all potential director nominees using the same criteria, regardless of the source of the nominee. Consistent with our core values and beliefs, our Board appreciates the value of diversity in all aspects of the Company, including at the Board level.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code is available to security holders in the “Investors’’ section on our website, https://ir.wrap.com/. We intend to disclose any amendments to, or waivers from, our Code at the same website address provided above.

Communications with Directors

The Company has a process for stockholders who wish to communicate with the Board, including any Board committee, individual director or the Chairman. Stockholders who wish to communicate with the Board, any Board Committee or any individual director may do so by writing to Wrap Technologies, Inc., 1817 W 4th Street, Tempe, Arizona 85281, Attn: Corporate Secretary. In general, any stockholder communication delivered to our Corporate Secretary for forwarding to the Board, the Chairman or a specified group of Board members will be forwarded in accordance with the stockholder’s instructions. However, our President and Chief Commercial Officer reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Family Relationships

There are no family relationships among our directors or executive officers.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that each of our directors and executive officers, and any other person who owns more than ten percent (10%) of our Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. To our knowledge, based solely on information furnished to us and written representations by such persons that no such other reports were required to be filed, we believe that all such SEC filing requirements were met in a timely manner during 2023 other than with respect to the following:

On February 3, 2023, a Form 4 for Glenn M Hickman was filed late to report forfeiture of shares of Common Stock to satisfy certain tax withholding obligations on January 3, 2023.

On March 9, 2023, a Form 4 for TJ Kennedy was filed late to report forfeiture of shares of Common Stock to satisfy certain tax withholding obligations on March 9, 2023 and on March 1, 2023.

On April 26, 2023, a Form 4 for Bruce Bernstein was filed late to report a grant of stock options granted on April 21, 2023.

On April 27, 2023, a Form 4 for Marc Savas was filed late to report a grant of stock options granted on April 21, 2023.

On October 19, 2023, a Form 4 for each of Bruce Bernstein, Scot Cohen, Marc Savas, Kevin Sherman, Wayne Walker, and Michael Parris was filed late to report a grant of Common Stock that was granted on September 30, 2023.

On October 19, 2023, a Form 4 for each of Michael Parris and Wayne Walker was filed late to report grants of Common Stock that were granted on September 30, 2023 and October 12, 2023.

On October 19, 2023, a Form 4 for Rajiv Srinivasan to report a grant of stock options granted on October 12, 2023.

On October 24, 2023, a Form 4 for Timothy Szymanski was filed late to report a grant of stock options granted on October 12, 2023.

On December 29, 2023, a Form 4 for Jared Novick was filed late to report a grant of stock options on December 26, 2023.

Board Leadership Structure and Role in Risk Oversight

The Board is committed to promoting effective, independent governance of the Company. Our board believes it is in the best interests of the stockholders and the Company for the Board to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the board and chief executive officer should be separate or combined. This decision is made by our Board, based on the best interests of the Company considering the circumstances at the time.

The positions of Chairman of the Board and principal executive officer (“PEO”) are filled by the same individual. Mr. Cohen currently serves as our Chairman of the Board and our PEO. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks. However, our Board believes the current structure provides an efficient and effective leadership model for the Company and that combining the Chairman of the Board and PEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy. Moreover, the Board believes that its governance practices provide adequate safeguards against any potential risks that might be associated with having a combined Chairman and PEO.

●	four of the five current directors of the Company (four of the five director nominees) are independent directors;

●	all of the members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are independent directors; and

●

the Board and its committees remain in close contact with, and receive reports on, various aspects of the Company’s management and enterprise risk directly from, the Company’s senior management and independent auditors.

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment will also be performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions with Related Persons

SEC rules require us to disclose any transaction since January 1, 2022, or currently proposed transaction in which we are a party and in which any related person has or will have a direct or indirect material interest involving an amount that exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

Series A Preferred Stock

On June 29, 2023, the Company entered into a Securities Purchase Agreement (the “Series A Purchase Agreement”) with certain investors, including Scot Cohen, the Company’s Chief Executive Officer, and V4 Global LLC (“V4”). Mr. Cohen has voting and dispositive control with respect to the securities and is deemed to be the beneficial owner of the securities held by V4. Pursuant to the Series A Purchase Agreement, the Company issued Mr. Cohen and V4 an aggregate of 3,000 shares of Series A Preferred Stock and warrants to purchase up to an aggregate of 2,068,966 shares of Common Stock for aggregate gross proceeds of $3,000,000.

Consulting Services

Commencing in October 2017, the Company began reimbursing Mr. Elwood Norris, a former officer of the Company, current 5% stockholder and consultant of the Company, $1,500 per month on a month-to-month basis for laboratory facility costs and $7,000 per month on a month-to month basis for invention consulting services, for an aggregate of $108,000 during each of the years ended December 31, 2022, and 2021.

The Company is obligated to pay royalties and development and patent costs pursuant to an exclusive Amended and Restated Intellectual Property License Agreement dated September 30, 2016, with Syzygy Licensing, LLC, a company owned and controlled by a 5% stockholder of the Company, Mr. Elwood Norris, and a former officer of the Company, Mr. James Barnes. The agreement provides for royalty payments of 4% of revenue from products employing the licensed ensnarement device technology up to an aggregate of $1,000,000 in royalties or until September 30, 2026, whichever occurs earlier.

Intrensic Acquisition

On August 9, 2023, the Company entered into a Membership Interest Purchase Agreement (the “Intrensic Purchase Agreement”) with certain members of Intrensic, LLC (the “Sellers”), a Delaware limited liability company (“Intrensic”), including Kevin Mullins, the Company’s former Chief Executive Officer. Under the terms of the Intrensic Purchase Agreement, the Company agreed to purchase, and Sellers agreed to sell, 100% of the membership interests of Intrensic (the “Membership Interests”) for the following consideration upon the consummation of the sale of the Membership Interests (the “Intrensic Closing”): (i) $553,588 in cash, subject to adjustment based upon the outstanding indebtedness of Intrensic and Intrensic’s working capital as of the Intrensic Closing; and (ii) 1,250,000 shares of Common Stock of the Company (the “Intrensic Acquisition”). The Intrensic Acquisition closed on August 16, 2023, in accordance with the terms of the Intrensic Purchase Agreement.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows compensation awarded to, paid to or earned by, (1) the Company’s principal executive officer, (2) the Company’s most highly compensated executive officer other than the principal executive officer and (3) if applicable, up to two individuals who would have qualified as one of the Company’s two most highly compensated executive officers other than the principal executive officer but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year; during the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total

Scot Cohen	2023	$39,312	-	$675,000	$1,801543	-	$2,515,855
Chief Executive Officer and Executive Director

Jared Novick	2023	$-	-	-	$443,622	-	$443,622
Chief Operating Officer

Kevin Mullins (4)	2023	$300,000	$75,000	$75,000	$-	-	$450,000
Former Chief Executive Officer and Director	2022	$200,000	-	$506,250	$1,721,691		$2,427,941

Chris DeAlmeida (5)	2023	$275,000	$28,646	$28,646		-	$332,292
Former Chief Financial Officer, Treasurer and Secretary	2022	$103,125	-	$227,500	$318,500	-	$649,125

TJ Kennedy (6)	2023	$157,417	$115,625			$328,296	$601,338
Former Chief Executive Officer and Director	2022	$276,667	$50,000	$742,982	$2,293,879	-	$3,363,528

Glenn Hickman (7)	2023	$75,000	$22,500	$22,500	-	$112,500	232,500
Former Chief Operating Officer	2022	$225,000	$25,000	$106,500	-	-	356,500

(1)

Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of restricted stock units (“RSUs”) granted to the named executive officers during the fiscal year ended December 31, 2022, as computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718 (“ASC 718”). Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in this Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Specifically, the number in the table above includes:

●	for Mr. Cohen, RSUs granted in October 2023, as part of an Inducement grant in connection with being named Chief Executive Officer;

●	for Mr. Mullins, RSUs granted in April 2023 in connection with annual bonus and RSUs granted in April 2022, as part of an Inducement grant in connection with being named President;

●	for Mr. DeAlmeida, RSUs granted in April 2023 in connection with annual bonus and RSUs granted in July 2022, in connection with being named Chief Financial Officer;

●

for Mr. Kennedy, $725,000 for RSUs granted in April 2022, in connection with being named Chief Executive Officer and $17,982 for RSUs granted for Board responsibilities from January 1, 2022 through April 17, 2022; and

●	for Mr. Hickman, RSUs granted in April 2023 in connection with annual bonus and RSUs granted March 2022 for continued service.

(2)

Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to the named executive officers during each fiscal year, as computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our Common Stock is greater than the exercise price of such stock options. Specifically, the number in the table above includes:

●	for Mr. Cohen, options granted in October 2023, as part of an Inducement grant in connection with being named Chief Executive Officer;

●	for Mr. Novick options granted in December 2023, as part of an Inducement grant in connection with being named Chief Operating Officer;

●	for Mr. Mullins, $856,193 for options granted in April 2022 and $865,498 for Performance Options granted in April. 2022 in connection with begin named President;

●	for Mr. DeAlmeida, options granted in July 2022, in connection with being named Chief Financial Officer;

●	for Mr. Kennedy, $1,141,589 for options granted in April 2022 and $1,152,290 for Performance Options granted in April 2022 in connection with being named Chief Executive Officer; and

●	for Mr. Hickman, options granted in March 2021 for continued service.

(3)

Amounts reported in this column represent other compensation paid to executive officers. Amounts for Mr. Hickman include $41,918 for his consulting agreement in 2021. For Mr. Varner, the amount reflects the consulting payments made to his consulting firm, LWV Consulting, LLC. For his services as Interim Chief Executive Officer during 2022. Amounts for Mr. Smith represent the severance payments made pursuant to the Hickman Severance Agreement (as defined herein).

(4)	Kevin Mullins was appointed as the Company’s President on April 18, 2022, as the Company’s Chief Executive Officer on April 14, 2023, and was appointed as a member of the Board on April 21, 2023.

(5)	Chris DeAlmeida served as the Company’s Chief Financial Officer and Treasurer from July 25, 2022, to January 5, 2024 and served as Secretary from April 21, 2023 to January5, 2024.

(6)	TJ Kennedy served as the Company’s Chief Executive Officer from April 18, 2022, to April 14, 2023.

(7)	Glenn Hickmann served as the Company’s Chief Operating Officer from July 2021 to April 17, 2023. He was paid $41,918 for consulting services in 2021 prior to becoming an employee.

Employment Agreements

Scot Cohen. On October 12, 2023, the Board of Directors appointed Scot Cohen to the position of Executive Chairman, effective October 12, 2023.

In connection with Mr. Cohen’s appointment as Executive Chairman, the Company and Mr. Cohen entered into an agreement on October 12, 2023 (the “Cohen Employment Agreement”). Pursuant to the Agreement, unless earlier terminated pursuant to the terms therein, Mr. Cohen will serve as the Company’s Executive Chairman for an initial term of two years from the effective date of his appointment (the “Initial Term”). On the second anniversary of such effective date of appointment (if Mr. Cohen’s employment has not been earlier terminated), and on each subsequent anniversary thereafter, the Cohen Employment Agreement will automatically renew and extend for a period of twelve (12) months (each such twelve (12)-month period, a “Renewal Term”) unless written notice of non-renewal is delivered by either party to the other not less than sixty (60) days prior to the expiration of the then-existing Initial Term or Renewal Term, as applicable, or the Cohen Employment Agreement has been earlier terminated in accordance with its terms. As compensation for Mr. Cohen’s services to the Company, the Cohen Employment Agreement entitles Mr. Cohen to an annualized base salary of $200,000 (the “Base Salary”) and eligibility to participate in customary benefits offered to other executives of the Company. In the event Mr. Cohen’s employment is terminated by either party for any reason, Mr. Cohen will be entitled to: (i) any earned but unpaid Base Salary earned during his employment and applicable to all pay periods prior to the termination date; (ii) any documented and actually incurred unreimbursed business expenses, so long as Mr. Cohen makes any reimbursement request within 30 days following termination; and (iii) any employee benefits to which Mr. Cohen may be entitled under the Company’s employee benefit plans or programs in which Mr. Cohen participates as of the date of termination of Mr. Cohen’s employment. If Mr. Cohen’s employment is terminated by the Company without Cause (as defined in the Cohen Employment Agreement), or by Mr. Cohen for Good Reason (as defined in the Cohen Employment Agreement), or upon the end of the Initial Term or a Renewal Term, as applicable, as the result of the Company’s issuance of a notice of non-renewal, then, subject to certain conditions set forth in the Cohen Employment Agreement (including the execution and non-revocation of a general release of claims), Mr. Cohen will be entitled to: (i) severance payments in a total amount equal to 12 months’ worth of the Base Salary; (ii) any earned but unpaid annual bonus in respect of any completed year that has ended prior to the date of termination; and (iii) receive reimbursement, for a period of up to 12 months, for a portion of the premiums that Mr. Cohen elects to pay for continuation coverage under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, subject to Mr. Cohen’s timely submission of applicable documentation.

On December 12, 2023, the Board of Directors appointed Mr. Cohen to the position of Principal Executive Officer. On January 14, 2024, the Board of Directors appointed Mr. Cohen, who previously served as the Company’s Executive Chairman and Principal Executive Officer, to the position of Executive Chairman and Chief Executive Officer. In connection therewith, the Company and Mr. Cohen entered into an amendment, dated January 14, 2024, to the Cohen Employment Agreement, dated October 12, 2023, to, among other things, reflect Mr. Cohen’s new title. On April 5, 2024, the Board of Directors appointed Scot Mr. Cohen, who serves as the Company’s Executive Chairman and Chief Executive Officer, and as its Principal Executive Officer, to the position of Interim Principal Financial Officer and Principal Accounting Officer.

Jared Novick. On December 26, 2023, the Board of appointed Jared Novick to the position of Chief Operating Officer. In connection with Mr. Novick’s appointment, on December 26, 2023 (the “Novick Effective Date”), the Company entered into an employment agreement (the “Novick Employment Agreement”) with Mr. Novick setting forth the terms and conditions of Mr. Novick’s employment as the Company’s Chief Operating Officer. Pursuant to the Novick Employment Agreement, Mr. Novick will serve as the Chief Operating Officer of the Company for a two-year initial term commencing on the Effective Date, which term automatically renews each year for successive one-year terms, unless earlier terminated by either party in accordance with the terms of the Novick Employment Agreement.

The Novick Employment Agreement provides that Mr. Novick will be entitled to receive an annual base salary of two hundred thousand dollars ($200,000) (“Base Salary”), payable in equal installments pursuant to the Company’s customary payroll practices. Mr. Novick is entitled to a one-time sign-on bonus of $75,000, payable in two equal installments as follows, subject to Mr. Novick’s continued service on such dates: (i) 50% on the first payroll date following the Novick Effective Date, and (ii) 50% on the first payroll date following the six-month anniversary of the Novick Effective Date. Mr. Novick is also eligible to receive for each fiscal year during the term of his employment, an annual discretionary bonus, with the actual amount determined by the Board in its sole discretion (“Annual Bonus”), payable prior to March 15 of the fiscal year following the fiscal year to which the bonus relates. The Novick Employment Agreement also entitles Mr. Novick to receive customary benefits and reimbursement for reasonable out-of-pocket business expenses.

The Company may terminate Mr. Novick’s employment due to death or disability, for cause (as defined in the Novick Employment Agreement) at any time, and without cause at any time upon written notice. Mr. Novick may terminate his employment without good reason (as defined in the Novick Employment Agreement) at any time upon thirty days’ written notice or with good reason, which requires delivery of a written notice to the Board of Directors of the existence of condition(s) giving rise to the good reason within forty-five days after the initial occurrence of such condition(s), and failure of the Company to cure such condition(s) within thirty days following the Board of Director’s receipt of such notice.

If Mr. Novick’s employment is terminated by either the Company or Mr. Novick for any reason, Mr. Novick shall receive any earned but unpaid Base Salary and expenses required to be reimbursed pursuant to the Novick Employment Agreement and any employee benefits Mr. Novick is entitled to under the Company’s employee benefit plans or programs in which Mr. Novick participates. In addition, if Mr. Novick’s employment is terminated by the Company without cause (as defined in the Novick Employment Agreement) or upon non-renewal or by Mr. Novick for good reason (as defined in the Novick Employment Agreement), then, subject to compliance with the restrictive covenants set forth in the Novick Employment Agreement and the execution of a release of claims in favor of the Company, the Company will pay the following severance payments and benefits: (i) an amount equal to twelve months’ Base Salary, payable in equal monthly installments over a twelve-month severance period; (ii) an amount equal to any earned, but unpaid, Annual Bonus for services rendered during the year preceding the date of termination; and (iii) an amount intended to assist Mr. Novick with his post-termination health coverage, provided however, he is under no obligation to use such amounts to pay for continuation of coverage under the Company’s group health plan pursuant to COBRA.

Kevin Mullins. On April 13, 2022, the Company entered into an employment agreement with Mr. Mullins (as amended, the “Mullins Employment Agreement”) for Mr. Mullins to serve as the Company’s President, effective April 18, 2022. Mr. Mullins was appointed as Chief Executive Officer on April 14, 2023 and was appointed as a member of the Company’s Board of Directors on April 21, 2023. On January 14, 2024, the Board appointed Kevin Mullins, who previously served as the Company’s Chief Executive Officer, to the position of President. In connection therewith, the Company and Mr. Mullins entered into an amendment, dated January 14, 2024, to the Mullins Employment Agreement, dated April 13, 2022 (the “Mullins Amendment”) to, among other things, reflect Mr. Mullin’s new title. On May 7, 2024, Mr. Mullins resigned from his position as President of the Company, effective May 23, 2024. On May 28, 202, Mr. Mullins resigned from his role as director of the Company, effective May 28, 2024.

Pursuant to the Mullins Employment Agreement, unless earlier terminated pursuant to the terms therein, Mr. Mullins will serve as the Company’s President for a term of two years from the effective date of his appointment. On the second anniversary of such effective date of appointment (if Mr. Mullins’s employment has not been earlier terminated or a written notice of non-renewal has not been provided in the time provided to do so), and on each subsequent anniversary thereafter, the Mullins Employment Agreement will automatically renew and extend for a period of 12 months, unless otherwise terminated in accordance with its terms. As compensation for Mr. Mullins’s services to the Company, the Mullins Employment Agreement entitled Mr. Mullins to the following cash payments: (i) an annualized base salary of $300,000 (the “Mullins Base Salary”) and (ii) eligibility for a discretionary cash bonus, with a target amount initial set at 75% of the Mullins Base Salary, but with the final amount to be determined at the sole discretion of the Board.

Pursuant to the Mullins Employment Agreement, in the event Mr. Mullins’ employment is terminated by either party for any reason, Mr. Mullins is entitled to: (i) any earned but unpaid Base Salary earned during his employment with the Company and applicable to all pay periods prior to the termination date; (ii) any unreimbursed business expenses properly incurred, so long as Mr. Mullins makes any reimbursement request within 30 days following termination; and (iii) any employee benefits to which Mr. Mullins may be entitled under the Company’s employee benefit plans or programs which Mr. Mullins participates as of the date of termination of Mr. Mullins’ employment.

Chris DeAlmeida. On July 25, 2022, the Board of Directors appointed Chris DeAlmeida as Chief Financial Officer of the Company. On January 5, 2024, Mr. DeAlmeida’s employment as Chief Financial Officer of the Company was terminated without cause pursuant to a Separation Agreement and Mutual Release of Claims (the “DeAlmeida Separation Agreement”). Pursuant to the DeAlmeida Separation Agreement, Mr. DeAlmeida is entitled to receive severance payments in a total amount equal to $137,500, representing six months of Mr. DeAlmeida’s base salary as in effect immediately prior to the Termination Date, payable in substantially equal installments over a six-month period in accordance with the Company’s payroll schedule, beginning after any applicable revocation period has expired without exercise.

TJ Kennedy. On April 13, 2022, the Company entered into an employment agreement with Mr. Kennedy (the “Kennedy Employment Agreement”) for Mr. Kennedy to serve as the Company’s Chief Executive Officer, effective April 18, 2022.

Effective April 13, 2023 (the “Kennedy Resignation Date”), TJ Kennedy resigned as Chief Executive Officer and as a member of the Board of Directors of the Company pursuant to a separation agreement entered into by and between the Company and Mr. Kennedy (the “Kennedy Separation Agreement”). Under the terms of the Kennedy Separation Agreement, Mr. Kennedy is entitled to (i) a one-time payment of $115,625 for the achievement of certain business objectives in 2022; (ii) severance in an amount equal to six months of his base salary paid in installments over a period of six months following the Kennedy Resignation Date; (iii) the issuance of 122,670 shares of the Company’s Common Stock in connection with the continued vesting of certain equity-based awards previously granted to Mr. Kennedy; (iv) the immediate vesting of nonqualified options to purchase 158,554 shares of Common Stock, (v) an extension of the time period during which Mr. Kennedy may exercise outstanding vested stock options through the first anniversary of the Kennedy Resignation Date (or, if earlier, through the original expiration date of the applicable stock option); and (vi) reimbursement for the Company portion of any healthcare premiums provided to Mr. Kennedy and any covered dependents under the Consolidated Omnibus Reconciliation Act of 1986, as amended (“COBRA”), for a period of 12 months following the Kennedy Resignation Date, subject to Mr. Kennedy’s election of coverage under COBRA. As part of the Kennedy Separation Agreement, Mr. Kennedy entered into a general release of claims in favor of the Company and affirmed his obligations to abide by restrictive covenants.

Glenn Hickman. On July 1, 2021, the Board appointed Glenn Hickman as Chief Operating Officer of the Company. Effective April 17, 2023 (the “Hickman Resignation Date”), Glenn Hickman’s employment with the Company as Chief Operating Officer was terminated effective April 17, 2023 (the “Hickman Separation Date”) pursuant to a Severance Agreement and Release of Claims, dated as of May 8, 2023 (the “Hickman Severance Agreement”). Pursuant to the Hickman Severance Agreement, Mr. Hickman was entitled to (i) a one-time payment of $22,500, less applicable taxes, deductions and withholdings required by law less applicable taxes and withholdings; and (ii) 16,605 shares of Common Stock pursuant to the 2017 Plan on the Hickman Separation Date. Additionally, pursuant to the Hickman Severance Agreement, Mr. Hickman was entitled to a total severance payment of $112,500, (the “Severance Payment”), over the six-month period following the Separation Date, and reimbursement for any portion of any healthcare premiums and any covered dependents under the Consolidated Omnibus Reconciliation Act of 1986, as amended (“COBRA”), for a period of 3 months following the Hickman Separation Date.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2023.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scot Cohen
	10/12/2023	-		482,143	(2)	$1.40	10/12/2033
	10/12/2023	-		1,290,165	(3)	$1.40	10/12/2033	482,143	(4)	$1,494,643		-	-
	9/29/2023	-		-			-			5,294	(5)	$16,410	-
	6/30/2023	-		-		-	-			2,720	(6)	$8,430	-
	4/1/2021	100,000	(7)	-		$5.56	4/1/2031	-				-	-

Jared Novick	12/23/2023	-		250,000	(8)	$3.10	12/26/2033	-				-	-

Kevin Mullins	4/20/2023	-		-		-	-					-	-
	4/19/2022	-		692,398	(9)	$2.89	4/19/2032	-				-	-
	4/19/2022	118,915	(10)	237,832		$2.89	4/19/2032	-				-	-

Chris DeAlmeida	4/20/2023	-		-		-	-					-	-
	7/25/2022	58,333	(11)	116,667		$1.82	7/25/2032	-				-	-

TJ Kennedy	4/13/2023	-		-		-	-			-		-	-
	4/19/2022	158,554	(12)	-		$2.89	4/19/2032	-				-	-
	4/23/2021	30,000	(13)	-		$5.23	4/23/2031

Glenn Hickman	4/17/2023	-		-		-	-			16,605		$51,476	-

(1)	The market value is computed based on the closing market price of our Common Stock on December 23, 2023 of $2.51 per share.

(2)

Mr. Cohen was awarded stock options which vest in four substantially equal installments at the end of each of the Company’s fiscal years beginning on December 31, 2024 and ending on December 31, 2027, provided Mr. Cohen is employed by or providing services to the Company or an affiliate on the applicable vesting date.

(3)

Mr. Cohen nonqualified stock options issued in connection with Mr. Cohen’s appointment as Executive Chairman. The stock options will vest, subject to Mr. Cohen’s continued employment with the Company through each vesting date, as follows: (i) 1/3rd on the date on which the Company’s market capitalization meets or exceeds $100 million for each trading day during 2 consecutive months; (ii) 1/3rd on the date on which the Company’s market capitalization meets or exceeds $150 million for each trading day during 2 consecutive months; and (ii) 1/3rd on the date on which the Company’s market capitalization meets or exceeds $200 million for each trading day during 2 consecutive months, subject to accelerated vesting upon the occurrence of certain events.

(4)

Mr. Cohen was granted restricted shares of Common Stock of the Company issued in connection with Mr. Cohen’s appointment as Executive Chairman. The restricted shares will be issued upon vesting and shall vest, subject to Mr. Cohen’s continued employment, (i) 1/3rd on the date on which the Company’s market capitalization meets or exceeds $100 million for each trading day during 2 consecutive months; (ii) 1/3rd on the date on which the Company’s market capitalization meets or exceeds $150 million for each trading day during 2 consecutive months; and (iii) 1/3rd on the date on which the Company’s market capitalization meets or exceeds $200 million for each trading day during 2 consecutive months.

(5)

Mr. Cohen was awarded restricted shares of Common Stock of the Company in connection with Mr. Cohen’s service on the Board. 30% of such shares were vested as of the date of the grant, with the remainder vesting ratably in eight monthly tranches beginning November 1, 2023.

(6)

Mr. Cohen was awarded restricted shares of Common Stock of the Company in connection with Mr. Cohen’s service on the Board. 30% of the Shares were vested as of the date of the grant, with the remainder vesting ratably in eight monthly tranches beginning August 1, 2023.

(7)	Mr. Cohen was awarded stock options in connection with his previous position with the Company.

(8)

Mr. Novick was granted stock options in connection with the Novick Employment Agreement. The stock options vest in three substantially equal installments at the end of each of the Company’s first through third fiscal years beginning on December 31, 2024 and ending on December 31, 2026, provided that Mr. Novick is employed by or providing services to the Company through the applicable vesting date.

(9)

Mr. Mullins received nonqualified options to purchase shares of Common Stock. The options will vest, subject to Mr. Mullin’s continued employment with the Company through each vesting date, (x) with respect to 1/3rd of the award on the date on which the Company’s market capitalization meets or exceeds $250 million for each trading day during three consecutive months, (y) with respect to 1/3rd of the award on the date on which the Company’s market capitalization meets or exceeds $500 million for each trading day during three consecutive months, and (z) with respect to the remaining 1/3rd of the award on the date on which the Company’s market capitalization meets or exceeds $1 billion for each trading day during three consecutive months.

(10)

Mr. Mullins was awarded nonqualified option to purchase shares of the Company’s Common Stock, which will (A) vest in substantially equal installments on each of the first through third anniversaries of the date of grant, subject to Mr. Mullins’ continued employment with the Company through each vesting date, (B) upon the later of (i) Mr. Mullins’ satisfaction of the Release Condition (as defined in the Mullins Employment Agreement) following a Qualifying Termination (as defined in the Mullins Employment Agreement) and (ii) the consummation of a Corporate Transaction (as defined in the 2017 Plan), in each case, during the Change in Control Protection Period (as defined in the Mullins Employment Agreement).

(11)	Mr. DeAlmeida was granted restricted stock units which shall vest in three equal annual installments beginning July 25, 2023, subject to Mr. DeAlmeida’s continued employment through each vesting date.

(12)

Pursuant to the terms of the Kennedy Separation Agreement, following his resignation, shares of the Company’s Common Stock were issued to Mr. Kennedy in connection with the continued vesting of certain previously issued equity-based awards, and nonqualified options to purchase shares of Common Stock were immediately vested and must be exercised, if at all, prior to the first anniversary of the Kennedy Resignation Date (or, if earlier, through the original expiration date of the applicable stock option).

(13)

In Connection with the Kennedy Employment Agreement, Mr. Kennedy was granted nonqualified options to purchase shares of the Company’s Common Stock, which will (A) vest in substantially equal installments on each of the first through the third anniversaries of the date of grant, subject to Mr. Kennedy’s continued employment with the Company through each vesting date, (B) upon the later of (i) Mr. Kennedy’s satisfaction of the Release Condition (as defined in the Kennedy Employment Agreement) following a Qualifying Termination (as defined in the Kennedy Employment Agreement) and (ii) the consummation of a Corporate Transaction (as defined in the 2017 Plan), in each case, during the Change in Control Protection Period (as defined in the Kennedy Employment Agreement).

(14)

A total of 30,000 RSUs were held by Mr. Hickman on the date of his appointment as Chief Operating Officer of the Company, with one-third, or 10,000 shares, vesting on July 1, 2022, and the balance vesting ratably every six months over the two-year period thereafter, subject to continued service. Mr. Hickman’s employment with the Company terminated on April 17, 2023. As a result of his termination, all unvested RSUs held by Mr. Hickman terminated.

Retirement Benefits

We do not currently have plans providing for the payment of retirement benefits to our officers or directors, other than as described under “Summary Compensation Table” above.

Director Compensation Program

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during the fiscal year ended December 31, 2023

	Fees
	Earned	Stock	Option
	or Paid in	Awards	Awards
Name (1)	Cash ($) (2)	($) (3)	($) (4)	Total ($)
Scot Cohen	$47,875	$63,508	$-	$111,383
Wayne R. Walker	$88,000	$93,757	$-	$181,757
Michael Parris	$60,600	$93,757	$-	$154,357
Kimberly Sentovich	$40,250	$48,585	$-	$88,835
Kevin Sherman	$52,875	$138,739	$-	$191,614
Bruce Bernstein	$26,926	$26,643	$181,867	$235,436
Marc Savas	$29,426	$26,643	$181,867	$237,936
Rajiv Srinivasan	$-	$-	$29,138	$29,138
Timothy Szymanski	$-	$-	$29,138	$29,138

(1)

On June 28, 2023, Ms. Sentovich resigned from the Board. On October 12, 2023, Mr. Walker and Mr. Parris resigned from the Board. On December 31, 2023, Mr. Sherman resigned from the Board. Messrs. Srinivasan and Szymanski were appointed to the Board on October 12, 2023.

(2)

Mr. Cohen, Mr. Parries, Mr. Walker, Ms. Sentovich, Mr. Sherman, Mr. Bernstein and Mr. Savas received 38,187, 59,794, 59,794, 29,237, 70,37, 18,166 and 18,166 shares of Common Stock, respectively, for their respective services to the Board. The number of shares was calculated based on the amount due to such Board members at the end of each quarter, divided by the closing price of the stock on the applicable grant date.

(3)

As of December 31, 2023, the aggregate number of shares of Common Stock underlying outstanding options held by our directors were as follows: Mr. Bernstein 130,000 shares; Mr.Savas, 130,000 shares; Mr. Srinivasan 30,000 shares; and Mr. Szymanski, 30,000 shares.

Additional Director Compensation Information

On April 1, 2021, the Board approved a new director compensation plan payable to all non-employee independent directors (“Amended Board Plan”). As revised, under the terms of the Amended Board Plan, non-employee independent directors received $121,000 annually effective January 1, 2021, payable one-half in cash and one half in restricted stock units to be settled in shares of the Company’s Common Stock, with 30% vesting immediately, and the remaining 70% vesting in monthly installments throughout the remainder of the year following the date of grant. In addition, each independent director that chairs a standing committee of the Board will received an additional annual cash payment of $10,000, and any independent director serving as lead independent director of the Board received additional annual cash compensation of $25,000. In lieu of director compensation, the Executive Chairman, if any, was to be paid $121,000 annually, effective January 1, 2021, in addition to the grant of an option to purchase 100,000 shares of Common Stock with 30% vesting immediately and the remaining 70% vesting in equal monthly installments over the twelve months from the date of grant.

In addition to annual compensation paid to each member of the Board, each new director appointed to the Board received an initial grant of options to purchase 30,000 shares of Common Stock at an exercise price based on the closing price of the Company’s Common Stock as reported on the Nasdaq Capital Market on the date of grant, which options shall expire, if not previously exercised, ten years from the date of grant, and shall vest as follows: (i) 50% on the one-year anniversary of the date of grant, and (ii) the remaining 50% in four equal quarterly installments over the following year.

In October 2023, the Board approved a revised director compensation plan payable to all non-employee independent directors, effective October 1, 2023 (“Revised Board Plan”). As revised, under the terms of the Revised Board Plan, non-employee independent directors receive $121,000 annually, payable in restricted stock units to be settled in shares of the Company’s Common Stock, with 30% vesting immediately, and the remaining 70% vesting in monthly installments throughout the remainder of the year following the date of grant. In addition, each independent director that chairs a standing committee of the Board will receive an additional annual payment of $10,000, payable in restricted stock units to be settled in shares of the Company’s Common Stock, with 30% vesting immediately, and the remaining 70% vesting in monthly installments throughout the remainder of the year following the date of grant.

Equity Compensation Plan Information

On March 31, 2017, the Company adopted, and the stockholders approved, the Wrap Technologies, Inc. 2017 Equity Compensation Plan. The 2017 Plan reserved 2.0 million shares of our Common Stock for issuance as one of four types of equity incentive awards: (i) stock options, (ii) shares of Common Stock, (iii) restricted stock awards, and (iv) restricted stock units.

Stockholders authorized an increase to the shares authorized under the 2017 Plan of an additional 2,100,000 shares in May 2019, an additional 1,900,000 shares in June 2020, an additional 1,500,000 shares in June 2021, and an additional 1,500,000 shares in May 2022, for a total of 9,000,000 shares authorized for issuance under the 2017 Plan. At December 31, 2023, there were 1,391,183 shares of Common Stock available for grant under the 2017 Plan.

The following table sets forth information as of December 31, 2023, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated as follows:

(c) Number of securities
remaining available for
	(a) Number of securities	(b) Weighted-average	future issuance under
	to be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	4,657,635	$2.61	1,391,183
Equity compensation plans not approved by security holders	-	-	-
Total	4,657,635	$2.61	1,391,183

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Bernstein, as Chairman, Mr. Szymanski and Mr. Srinivasan. No member of the Compensation Committee has been an officer or employee of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to the Company’s Principal Executive Officer (“PEO”) and other Named Executive Officers (“Other NEOs” or “Non-PEOs”), and certain measures of financial performance, for the three years ended December 31, 2023. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K. The compensation committee believes that 2023 compensation decisions for the PEO and Non-PEOs are reflective of the firm’s overall operating, strategic, financial and stock price performance and thus aligned with shareholders.

Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 1	Summary Compensation Table Total for PEO 2	Compensation Actually Paid to PEO 2	Summary Compensation Table Total for PEO 3	Compensation Actually Paid to PEO 3	Summary Compensation Table Total for PEO 4	Compensation Actually Paid to PEO 4	Summary Compensation Table Total for PEO 5	Compensation Actually Paid to PEO 5	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOS	Value of Initial $100 Investment Based on Total Shareholder Return	Net Loss ($) (Thousands)
	(1)	(6)	(2)	(6)	(3)	(6)	(4)	(6)	(5)	(6)	(7)	(8)
2023	$2,515,855	$5,904,147	$450,000	$1,600,958	$601,338	$(953,925)	$0	$0	$0	$0	$336,138	$419,090	$64.18	$(30,220)
2022	$0	$0	$0	$0	$3,363,528	$1,640,240	$200,000	$200,492	$433,333	$380,505	$930,329	$416,491	$34.99	$(17,617)
2021	$0	$0	$0	$0	$0	$0	$0	$0	$1,494,043	$2,402,859	$401,291	$329,331	$81.37	$(24,449)

(1)	Scot Cohen (PEO 1) served as our PEO starting October 12, 2023

(2)	Kevin Mullins (PEO 2) served as our PEO from April 13, 2023 to December 12, 2023.

(3)	TJ Kennedy (PEO 3) served as our PEO from April 18, 2022 to April 13, 2023.

(4)	LW Varner, Jr. (PEO 4) served as our PEO from January 24, 2022 to April 18, 2022.

(5)	Thomas P. Smith (PEO 5) served as our PEO for the year ended December 31, 2021, and from January 1, 2022 to January 24, 2022.

(6)

For each of the PEOs in the table above, the following amounts were added and deducted to the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid as determined in accordance with SEC regulations.

PEO 1
Fiscal Year	2023
SCT Total	$2,515,855
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(2,476,543)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$5,800,101
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$0
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$59,192
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$5,541
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	$5,904,147

PEO 2
Fiscal Year	2023
SCT Total	$450,000
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(75,000)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$0
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,210,218
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$75,000
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(59,260)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	$1,600,958

PEO 3
Fiscal Year	2023
SCT Total	$601,338
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$0
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$0
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(999,882)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(133,095)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(422,286)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	$(953,925)

(7)	For the year ended December 31, 2023, Jared Novick, Chris DeAlmeida, and Glenn Hickman were our other Named Executive Officers.

(8)

For our other Named Executive Officers, the follow amounts were added and deducted to the Summary Compensation Table amount to determine the compensation actually paid as determined in accordance with SEC regulations.

NEO
Fiscal Year	2023
SCT Total	$336,138
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(164,923)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$150,738
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$82,254
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$17,049
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$884
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(3,049)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	$419,090

Analysis of the Information Presented in the Pay Versus Performance Table

The following graph compares the compensation actually paid to our PEO(s), the average of the compensation actually paid to our remaining NEOs and the TSR performance of our stock price.

The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining NEOs with Net Loss.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Board has nominated Scot Cohen, Bruce T. Bernstein, Marc Savas, Rajiv Srinivasan and Vice Admiral Tim Szymanski for election at the Annual Meeting. If they are elected, they will serve on our Board until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

Directors are elected by a plurality of the votes of the issued and outstanding shares of capital stock of the Company present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (meaning that the five director nominees who receive the highest number of shares voted “for” their election are elected). Unless you specify that your shares should be voted against or withheld with respect to a Director nominee, the shares represented by the enclosed proxy will be voted “FOR” the election of each Director nominee. In the event that any Director nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that Director nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a Director.

There is no arrangement or understanding between any of the directors identified above and any other person pursuant to which he was selected as a director or director nominee. None of the directors or director nominees identified above is, or has been, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as described in “Certain Relationships and Related Person Transactions” herein.

Unless otherwise directed in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by such proxy “FOR” the election of each of the director nominees. All of the five director nominees are presently directors of the Company.

Required Vote

Directors are elected by a plurality of the votes of the issued and outstanding shares of capital stock of the Company present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. “WITHHOLD” votes and broker non-votes will have no effect on the results for the Director Election Proposal. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF EACH DIRECTOR NOMINEE AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at https://ir.wrap.com/. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2023, the Audit Committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management and HTL International, LLC, our independent registered public accounting firm;

●

Discussed with HTL International, LLC the matters required to be discussed in accordance with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding HTL International, LLC’s communication with the Audit Committee concerning independence, and has discussed their independence with HTL International, LLC; and

●

Received written disclosures and the letter from HTL International, LLC regarding its independence as required by applicable requirements of the PCAOB regarding HTL International, LLC’s communications with the Audit Committee. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and HTL International, LLC, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Members of the Wrap Technologies, Inc. Audit Committee

Bruce T. Bernstein (Chairman)
Marc Savas
Rajiv Srinivasan

PROPOSAL NO. 2 - INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed HTL International, LLC, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2024. The Board proposes that the stockholders ratify, in a non-binding vote, this appointment. HTL International, LLC audited our financial statements for the fiscal year ended December 31, 2023. We do not expect that representatives of HTL International, LLC will be present at the Annual Meeting.

In deciding to appoint HTL International, LLC, the Audit Committee reviewed auditor independence issues and existing commercial relationships with HTL International, LLC and concluded that HTL International, LLC has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2024.

Rosenberg Rich Baker Berman, P.A. (“RRBB P.A.”) served as the Company’s independent registered public accounting firm from March 8, 2017 until April 24, 2024. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2024, on April 24, 2024, the Company received notice from RRBB P.A. that it had resigned as the Company’s independent registered public accounting firm, effective as of April 24, 2024. On May 7, 2024, the Company engaged HTL International, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective as of such date.

The reports of RRBB P.A. on the Company’s consolidated financial statements for the two most recent fiscal years, ended December 31, 2022 and December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2022, and December 31, 2021, and the subsequent interim period through April 24, 2024, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S‑K) with RRBB P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RRBB P.A., would have caused RRBB P.A. to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such years. Also during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S‑K.

Audit Fees and Services

The Company engaged RRBB P.A. as its independent auditors from March 8, 2017, to April 24, 2024. The Company engaged HTL International, LLC from May 7, 2024, to present. The following table presents fees for professional audit services rendered by RRBB P.A for audit and other services provided for the fiscal years ended December 31, 2023 and December 31, 2022.

	2023	2022
Audit Fees	$171,697	$109,200
Audit Related Fees(1)	-	3,897
Tax Fees(1)	-	-
All Other Fees(1)	-	-
Total	$171,697	$113,097

(1)	There were no audit related, other fees or tax related fees.

The percentage of services set forth above in the category of audit related fees, that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 100%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.

Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.

Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.

Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of HTL International, LLC as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present by virtual attendance or represented by proxy is required to ratify the appointment of our independent registered public accounting firm. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the ratification of the independent registered public accounting firm. Because the ratification of the independent registered public accounting firm is considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to the ratification of the independent registered public accounting firm unless you instruct them otherwise. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of HTL International, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024, our Audit Committee of our Board will reconsider its appointment. Even if the selection is ratified, our Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HTL INTERNATIONAL, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 3 - APPROVAL OF THE FIFTH AMENDMENT TO THE WRAP TECHNOLOGIES, INC. 2017 EQUITY COMPENSATION PLAN

The Board is seeking the approval of our stockholders of a fifth amendment to the Wrap Technologies, Inc. 2017 Equity Compensation Plan, which was adopted by the Board on November 12, 2024, subject to stockholder approval (the “Incentive Plan Amendment”). The 2017 Plan was originally approved by the Board on and by our stockholders on March 28, 2017. Under the 2017 Plan as originally adopted, we initially reserved 2,000,000 shares of our Common Stock for issuance as awards under the 2017 Plan. The 2017 Plan was amended by the First Amendment to the 2017 Plan (the “First Amendment”) to increase the total number of shares of our Common Stock for issuance under the 2017 Plan to 4,100,000 shares, which was adopted by the Board on March 16, 2019, and by our stockholders on May 23, 2019. The 2017 Plan was also amended by the Second Amendment to the 2017 Plan (the “Second Amendment”) to increase the total number of shares of our Common Stock for issuance under the 2017 Plan to 6,000,000 shares which was adopted by the Board on April 8, 2020, and by our stockholders on June 5, 2020. The 2017 Plan was also amended by the Third Amendment to the 2017 Plan (the “Third Amendment”) to increase the total number of shares of our Common Stock for issuance under the 2017 Plan to 7,500,000 shares which was adopted by the Board on April 23, 2021, and by our stockholders on June 22, 2021. The 2017 Plan was also amended by the Fourth Amendment to the 2017 Plan (the “Fourth Amendment”) to increase the total number of shares of our Common Stock for issuance under the 2017 Plan to 9,000,000 shares which was adopted by the Board on April 22, 2022, and by our stockholders on June 23, 2022.

As of the Record Date, there were 194,754 shares remaining available for future issuance as awards under the 2017 Plan. The Incentive Plan Amendment would further increase the number of shares of Common Stock available for issuance pursuant to awards under the 2017 Plan by an additional 7,500,000 shares, to a total of 16,500,000 shares of our Common Stock.

Background and Purpose of the Proposal

We believe that operation of the 2017 Plan is a necessary and powerful tool in enabling us to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to key employees, key consultants, and non-employee directors; and to promote the success of our business. The 2017 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of such employees, consultants, and directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. We have strived to use our 2017 Plan resources effectively and to maintain an appropriate balance between stockholder interests and the ability to recruit and retain valuable employees. However, we believe there is an insufficient number of shares remaining under our 2017 Plan to meet our current and projected needs. Accordingly, it is the judgment of the Board that the Incentive Plan Amendment is in the best interest of the Company and its stockholders. We believe that the Incentive Plan Amendment, which increases the number of shares of Common Stock available for issuance pursuant to awards under the 2017 Plan, reflects best practices in our industry and is appropriate to permit the grant of equity awards at expected levels for the future.

A copy of the Incentive Plan Amendment, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the 2017 Plan are included as Annex A, Annex B, Annex C, Annex D and Annex E, respectively, to this Proxy Statement. Described below is a summary of certain key provisions of the 2017 Plan, which is qualified in its entirety by reference to the full text of the 2017 Plan, as amended.

Summary of the Proposed Incentive Plan Amendment

The Board adopted the Incentive Plan Amendment on November 12, 2024, subject to stockholder approval, to increase the number of shares of our Common Stock available for issuance pursuant to awards under the 2017 Plan by an additional 7,500,000 shares, to a total of 16,500,000 shares of our Common Stock.

Description of the 2017 Plan

Purpose. The purpose of the 2017 Plan is to enable us to remain competitive and innovative in our ability to attract and retain the services of key employees, key consultants, and non-employee directors of the Company or any of our affiliates. The 2017 Plan provides for the granting of incentive stock options, nonqualified stock options, shares of Common Stock, restricted stock, and restricted stock units. The 2017 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of our key employees, key consultants, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of applicable tax laws.

Effective Date and Expiration. The 2017 Plan was approved by the Board on March 28, 2017 (the “Effective Date”), subject to the 2017 Plan’s approval by our stockholders, the First Amendment was approved by the Board on March 16, 2019, and the Second Amendment was approved by the Board on April 8, 2020, the Third Amendment was approved by the Board on April 23, 2021and the Fourth Amendment was approved by the Board on April 22, 2022. The Plan will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board. No award may be made under the 2017 Plan after its termination date, but awards made prior to the termination date may extend beyond that date in accordance with their terms.

Share Authorization. Subject to certain adjustments, the number of shares of our Common Stock that are reserved for issuance pursuant to awards under the 2017 Plan is currently 9,000,000 shares, 100% of which may be delivered as incentive stock options. If the Incentive Plan Amendment is approved, the total number of shares that may be issued pursuant to awards will be increased by 7,500,000 shares for a total of 16,500,000 shares, 100% of which may be delivered as incentive stock options.

Shares to be issued may be made available from authorized but unissued shares of our Common Stock, shares held by us in our treasury, or shares purchased by us on the open market or otherwise. During the term of the 2017 Plan, we will at all times reserve and keep enough shares available to satisfy the requirements of the 2017 Plan. If an award under the 2017 Plan is cancelled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or cancelled award may again be awarded under the 2017 Plan. In the event that previously acquired shares are delivered to us in full or partial payment of the option price upon the exercise of a stock option or other award granted under the 2017 Plan, the number of shares available for future awards under the 2017 Plan shall be reduced only by the net number of shares issued upon the exercise of the stock option or settlement of an award. Awards that may be satisfied either by the issuance of Common Stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the 2017 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. An award will not reduce the number of shares that may be issued pursuant to the 2017 Plan if the settlement of the award will not require the issuance of shares, as, for example, a stock appreciation right that can be satisfied only by the payment of cash. Only shares forfeited back to us; shares cancelled on account of termination, expiration, or lapse of an award; shares surrendered in payment of the option price of an option; or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of a stock option shall again be available for grant as incentive stock options under the 2017 Plan, but shall not increase the maximum number of shares described above as the maximum number of shares that may be delivered pursuant to incentive stock options.

Administration. The Plan shall be administered by the Board or such committee of the board as it designated by it to administer the 2017 Plan (the “Committee”). At any time there is no Committee to administer the 2017 Plan, any reference to the Committee is a reference to the Board. The Committee, or a committee delegated by the Compensation Committee, will have the exclusive authority to administer the 2017 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility. Employees (including any employee who is also a director or an officer), consultants, and non-employee directors of the Company or any of our affiliates, as determined by the Committee to be eligible to participate in the 2017 Plan. As of the Record Date, we had 20 employee, 16 consultants and 4 non-employee directors who would be eligible for awards under the 2017 Plan.

Stock Options. The Committee may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, provided that only employees of the Company and our affiliates are eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of a share of Common Stock on the date the stock option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or of any affiliate), the option price shall be at least 110% of the fair market value of a share of Common Stock on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including, without limitation, the methods by or forms in which shares will be delivered to participants or registered in their names. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years or, in the case of an ISO granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or of any affiliate), a term exceeding five years.

The option price may be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the stock option is exercised or (ii) at the discretion of the Board at the time of the grant of the stock option (or subsequently in the case of a Non-statutory stock option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the recipient or (3) in any other form of legal consideration that may be acceptable to the Board (which includes a cashless exercise election).

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares of our Common Stock that may not be sold, assigned, transferred, pledged, hypothecated, encumbered, or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of the restricted period as specified by the Committee. Restricted stock units are the right to receive shares of Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include a substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made; the number of shares or units to be granted; the price to be paid, if any; the time or times within which the shares covered by such grants will be subject to forfeiture; the time or times at which the restrictions will terminate; and all other terms and conditions of the grants. Except as otherwise provided in the 2017 Plan or the applicable award agreement, a participant shall have, with respect to shares of restricted stock, all of the rights of a stockholder of the Company holding the class of Common Stock that is the subject of the restricted stock, including, if applicable, the right to vote the Common Stock and the right to receive any dividends thereon.

Other Awards. The Committee may grant other forms of awards, based upon, payable in, or that otherwise relate to, in whole or in part, shares of our Common Stock, if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2017 Plan. The terms and conditions of such other form of award shall be specified in the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified in the grant.

Vesting, Forfeiture and Recoupment, Assignment. The Committee, in its sole discretion, may determine that an award will be immediately vested, in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2017 Plan. If the Committee imposes conditions upon vesting, then, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.

The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of such awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period. In addition, we may recoup all or any portion of any shares or cash paid to a participant in connection with any award in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, as such policy may be approved or modified by the Board from time to time.

Awards granted under the 2017 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of nonqualified stock options to (i) the spouse (or former spouse), children, or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (a) such Immediate Family Members and/or (b) entities which are controlled by the participant and/or his or her Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such nonqualified stock options or SARs are granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred nonqualified stock options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Changes in Capital Structure. In the event of a dissolution or liquidation of the Company, then all outstanding awards shall terminate immediately prior to such event. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a “Corporate Transaction”), then any surviving corporation or acquiring corporation shall assume any awards outstanding under the 2017 Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the 2017 Plan. In the event any surviving corporation or acquiring corporation refuses to assume such awards or to substitute similar awards for those outstanding under the 2017 Plan, then with respect to awards held by participants whose continuous service has not terminated, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) shall be accelerated in full, and the awards shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction. With respect to any other awards outstanding under the 2017 Plan, such awards shall terminate if not exercised (if applicable) prior to the Corporate Transaction. Notwithstanding the foregoing provisions of this paragraph, participants shall be allowed not less than six months to exercise awards so vested.

In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or of changes in applicable laws, the Committee may, subject to the terms of the 2017 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2017 Plan or with respect to any award: (i) provide for either the termination, purchase or replacement of the awards; (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future; (iv) provide for the acceleration of vesting or exercisability of the awards; and (v) provide that the awards cannot vest or be exercised after the event that triggers the action.

Amendment or Discontinuance of the 2017 Plan. The Board may, at any time and from time to time, without the consent of participants, alter, amend, revise, suspend, or discontinue the 2017 Plan in whole or in part; provided, however, that stockholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2017 Plan, to extend the exercise period for an option beyond ten years from the date of grant or to allow a material increase in the benefits or change the eligibility requirements under the 2017 Plan.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences relating to the transactions described under the 2017 Plan as set forth below. This summary does not purport to address all aspects of U.S. federal income taxation and does not describe any potential state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the Treasury Regulations issued thereunder, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the then current underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options (as described in more detail below). In addition to the foregoing, if the fair market value of the shares received upon exercise of an ISO exceeds the option price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any shares acquired upon exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to the later of: (i) two years after the date the ISO was granted or (ii) one year after the shares were transferred to the participant (referred to as, the “Holding Period”). If a participant disposes of shares acquired upon exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as a short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares. If the participant disposes of shares acquired upon exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the ISO’s option price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the disqualifying disposition occurs. The participant’s basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such disqualifying disposition. In addition, the amount received in such disqualifying disposition over the participant’s increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired upon exercise of an ISO is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the disqualifying disposition over the basis of the shares.

Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the shares acquired under a nonqualified stock option will be equal to the option price paid for such shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares acquired upon exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Shares. If a participant pays the option price of a nonqualified stock option with previously-owned shares of our Common Stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the option price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the option price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares to recognize ordinary income on the date of transfer of the restricted shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, paid for such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending upon how long the participant has held the shares. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Other Awards. In the case of an award of restricted stock units or other stock awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code.

Federal Tax Withholding. Any ordinary income realized by a participant upon the granting, vesting, exercise or conversion of an award under the 2017 Plan, as applicable, is subject to withholding of U.S. federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we will have the right to require, as a condition to delivery of any certificate for shares of Common Stock or the registration of the shares in the participant’s name, that the participant remit to us an amount sufficient to satisfy those withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of shares (that the participant has not acquired from us within six months prior to the date of exercise) with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees no later than January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to Us. To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. While deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring executive compensation arrangements, it is not the sole or primary factor considered. The Company retains the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

Million Dollar Deduction Limit and Other Tax Matters. We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during that taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2017, so long as the contract is not materially modified after that date.

If an individual’s rights under the 2017 Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, then the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes) payable by the individual on the value of such accelerated rights, and (ii) the loss by us of a corresponding compensation deduction on such amounts.

Interest of Certain Persons

All members of the Board and all of our executive officers are eligible for awards under the 2017 Plan and, thus, have a personal interest in the approval of the 2017 Plan.

Plan Amendment Benefits

With respect to the increased number of shares reserved under the 2017 Plan pursuant to the Incentive Plan Amendment, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2017 Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee.

The market value of our Common Stock on the Record Date was $1.52 per share, based on the closing price of our Common Stock on the Record Date.

Vote Required and Board’s Recommendation

The affirmative vote of the holders of a majority of the voting securities present, either in attendance virtually or represented by proxy, at the Annual Meeting and entitled to vote on the Incentive Plan Amendment Proposal. “ABSTAIN” votes will have no effect on the results for the Incentive Plan Amendment Proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, broker non-votes will have no effect on the results for the Incentive Plan Amendment.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR THE GRANT OF AWARDS BY 7,500,000 SHARES, TO A TOTAL OF 16,500,000 SHARES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT TO THE 2020 PLAN UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 4 - ADJOURNMENT OF THE ANNUAL MEETING, IF
NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE
INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO
APPROVE ONE OR MORE PROPOSALS PRESENTED AT THE ANNUAL MEETING

Background of and Rationale for the Adjournment Proposal

The Board believes that if the number of shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting and voting in favor of any one or more of the proposals presented at the Annual Meeting is insufficient to approve such proposals, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve such proposals.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of any one or more of the proposals presented at the Annual Meeting.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that we will not obtain approval for one or more of the proposals presented at the Annual Meeting, we could adjourn or postpone the Annual Meeting without a vote on such proposals and use the additional time to solicit the holders of those shares to change their vote in favor of such proposals.

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present by virtual attendance or represented by proxy is required to approve the Adjournment Proposal. “ABSTAIN” votes will have the same effect as votes cast “AGAINST” the Adjournment Proposal. Because the Adjournment Proposal is considered a routine matter, your bank, broker, trustee or other nominee, as the case may be, may vote your shares without your instruction with respect to the Adjournment Proposal unless you instruct them otherwise. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have no effect on the results for the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER COMMUNICATIONS TO THE BOARD

The Company has a process for stockholders who wish to communicate with the Board, including any Board committee, individual director or the Chairman. Stockholders who wish to communicate with the Board, any Board Committee or any individual director may do so by writing to Wrap Technologies, Inc., 1817 W 4th Street Tempe, Arizona 85281, Attn: Corporate Secretary. In general, any stockholder communication delivered to our Corporate Secretary for forwarding to the Board, the Chairman or a specified group of Board members will be forwarded in accordance with the stockholder’s instructions. However, our President and Chief Commercial Officer reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2025 annual meeting of stockholders (“2024 Annual Meeting”), pursuant to Rule 14a-8 of the Exchange Act, we must receive stockholder proposals (other than for director nominations) not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, or July 15, 2025. To be considered for presentation at the 2025 Annual Meeting, outside of the requirements of Rule 14a-8 of the Exchange Act, although not included in the proxy statement, proposals must be received not less than ninety (90) nor more than one hundred twenty (120) days prior to the one year anniversary of this year’s meeting date (i.e. between August 25, 2025 and September 24, 2025), provided, however, that in the event that the 2025 Annual Meeting is called for a date that is not within thirty (30) days before or after the date that is one year from this year’s Annual Meeting date (i.e. between November 23, 2025 and January 22, 2026), notice by the stockholder in order to be timely must be so received not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Proposals that are not received in a timely manner will not be presented or voted on at the 2025 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should directed to the Corporate Secretary of the Company at the executive offices of the Company.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 24, 2025 (i.e., the date that is 60 days prior to the anniversary date of this annual meeting of stockholders).

WRAP TECHNOLOGIES, INC.
1817 W 4TH STREET
TEMPE, AZ 85281

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WRAP2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59480-P20352 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WRAP TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect five directors to our Board of Directors, each to serve until our next annual meeting of stockholders, or until their respective successor is duly elected and qualified;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Scot Cohen
02) Bruce T. Bernstein
03) Marc Savas
04) Rajiv Srinivasan
05) Vice Admiral Tim Szymanski

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V59481-P20352

WRAP TECHNOLOGIES, INC.
Annual Meeting of Stockholders
December 23, 2024 10:00 AM, EST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jared Novick as proxy with the power to appoint (his/her) substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, par value $0.0001 per share, and/or Series A Convertible Preferred Stock, par value $0.0001 per share of WRAP TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EST on December 23, 2024, at the Virtual Meeting at www.virtualshareholdermeeting.com/WRAP2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side